Eos Energy Announces $100 Million Investment from Koch Strategic Platforms July 7, 2021 EDISON, N.J., July 07, 2021 (GLOBE NEWSWIRE) -- Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos”), a leading provider of safe, scalable, efficient, and sustainable zinc-powered energy storage systems, today announced that Koch Strategic Platforms (“KSP”), a subsidiary of Koch Investments Group, will make a $100 million investment in convertible senior notes to support the Company’s strategic growth initiatives. “As we continue to build out our commercial team, expand our opportunity pipeline and optimize our manufacturing processes and technology, it will be extremely helpful to have an experienced and proven strategic partner that recognizes the tremendous market opportunity we have ahead of us,” said Joe Mastrangelo, CEO of Eos. “Koch brings a strong track record of investing in disruptive technology companies and we look forward to deploying this capital to accelerate growth and continue to drive shareholder value.” “Long duration energy storage is quickly emerging as a critical component of the renewable energy value chain,” said Jeremy Bezdek, managing director of Koch Strategic Platforms. “Eos’ world-class leadership team and versatile technology provide us with great confidence in the Company’s future growth and ability to succeed in this rapidly growing market.” Eos is a leading manufacturer of long duration (3-12 hour) energy storage solutions featuring its proprietary Znyth® technology. This zinc-powered battery addresses the variability of renewable energy sources by providing reliable power to applications across the energy supply chain, including utilities, and industrial and commercial sites. Eos’s Pittsburgh-based manufacturing facility, suite of support services and majority domestically sourced supply chain, enable it to scale up its production to serve the needs of customers and communities around the world. Terms of the Transaction Under the terms of the investment, a subsidiary of KSP will purchase $100 million in aggregate principal amount of Eos’ convertible senior notes (the “Notes”). The Notes will have an initial conversion price of approximately $20.00 per share of Eos’ Common Stock (the “Common Stock”), subject to customary anti-dilution adjustments. Eos will settle its conversion obligations through the delivery of shares of Common Stock, cash, or a combination of cash and shares of Common Stock, at Eos’ election. The Notes will mature in June 2026, unless earlier repurchased, redeemed or converted. Interest on the Notes will be paid semi-annually, and Eos is permitted to pay interest on the Notes in cash or through the issuance of additional Notes, at its election. Interest payments made in cash will be based on an interest rate of 5.0% per year, and interest payments made by issuing additional Notes will be based on an interest rate of 6.0% per year. Additional information regarding this announcement may be found in a Form 8-K that will be filed with the U.S. Securities and Exchange Commission. Advisors B. Riley Securities, Inc. is acting as placement agent on behalf of Eos. BofA Securities, Inc. is acting as financial advisor to Eos, and Davis Polk & Wardwell LLP is serving as Eos’ legal advisor in the transaction. Stinson LLP is serving as legal advisor to Koch Strategic Platforms. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The notes and any shares of Eos common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. About Eos Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth® aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable — and manufactured in the U.S. — it's the core of our innovative systems that today provide utility, industrial, and commercial customers with a proven, reliable energy storage alternative for 3- to 12- hour applications. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com. About Koch Strategic Platforms With offices in Atlanta and Wichita, KSP desires to be the preferred investment partner of growth focused, strategic companies who are innovating in industries with disruptive potential. Created in 2020, the KSP team pursues public and private investments with companies where long-term mutual benefit can be realized. https://www.kochind.com/ Forward-Looking Statements This press release includes certain statements that may constitute "forward-looking statements" for purposes of the federal securities laws. Forward- looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: the investment by KSP and benefits thereof, the future financial performance of Eos; Eos’s plans for expansion and acquisitions; and changes in Eos's strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties' views as of any subsequent date, and Eos does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-

looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against Eos; (2) the ability to maintain the listing of Eos’s shares of common stock on NASDAQ; (3) the ability of Eos’s business to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) changes in applicable laws or regulations; (5) the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in the Annual Report on Form 10-K filed by Eos with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2020, including those under the heading "Risk Factors" therein, and other factors identified in Eos’s prior and future SEC filings with the SEC, available at www.sec.gov. Contacts Investors: ir@eose.com Media: media@eose.com